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                                                                    EXHIBIT 10.8


                     (As amended through February 4, 1999)

                           BJ'S WHOLESALE CLUB, INC.

                     EXECUTIVE RETIREMENT PLAN, As Amended


     BJ's Wholesale Club, Inc. (the "Company") desires to assure that it and its subsidiaries will have the benefit of the continued service and experience of certain of their key employees and to assure the Company and such employees of the continuity of management in the event of a change of control of the Company, and amends and restates this plan (the "Plan") to provide such assurances. This amended and restated Plan is intended to cover as Participants those employees of the Company who are designated or otherwise described as Participant in
Article 1.8.

     ARTICLE 1.  DEFINITIONS.  The following terms as used in this Plan shall
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have the following meanings:

     1.1 "Code" shall mean the Internal Revenue Code of 1986, as the same presently exists and as the same may hereafter be amended, or any successor statute of similar purpose.

     1.2 "Committee" shall mean the Executive Compensation Committee of the Board of Directors of BJ's Wholesale Club, Inc.

     1.3 "Company" shall mean BJ's Wholesale Club, Inc. and any wholly-owned subsidiaries of BJ's Wholesale Club, Inc.

     1.4 "Compensation" shall mean, for any Plan Year, a participant's actual base salary earned during the Plan Year (before taking into account any reduction in base salary pursuant to a salary reduction agreement under Section 401(k) or Section 125 of the Code). Any base salary that is deferred under a non-qualified deferred compensation plan shall be included as "Compensation" for the Plan Year in which the salary is earned but not included for the Plan Year in which such deferred compensation is paid.

     1.5   "Effective Date" shall mean July 27, 1997.

     1.6 "Plan" shall mean the BJ's Wholesale Club, Inc. Executive Retirement Plan, as herein set forth, including any and all amendments hereto and restatements hereof.

     1.7   "Plan Year" shall mean the Company's fiscal year.

     1.8 "Participant" shall mean an employee of the Company selected by the Committee to be a Participant in the Plan; provided, however, that the Committee
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shall in no event designate as a Participant hereunder any employee who is not a highly compensated employee or a member of the Company's select group of management-level employees. The list of Participants
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is attached as "Schedule A" hereto, which list shall be periodically updated.
The Committee, in its sole and absolute discretion, may designate new Participants and remove persons as Participants hereunder, provided, however,
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that the Committee may not take any action so as to reduce a former
Participant's funded benefit hereunder. Notwithstanding the foregoing, all Company employees as of the Effective Date who immediately prior to the Effective Date were Waban Inc. employees who participated in the Waban Inc. Executive Retirement Plan shall (i) be Participants in the Plan, and (ii) all years of Service, Annual Retirement Contributions, accrued benefits and other benefits, rights and features of or attributable to such employees under the Waban Inc. Executive Retirement Plan shall continue in full force and effect and carry over into this Plan.

     1.9 "Annual Retirement Contribution" shall mean that amount the Company contributes on behalf of each Participant pursuant to Article 2 hereof.

     1.10 "Years of Service" shall mean each 52 or 53 week period of uninterrupted service with the Company, including Waban Inc., and their subsidiaries, ending on the last Saturday in January. A non-compensated leave of absence shall be excluded from Years of Service.

     1.11  "Change of Control" shall have the meaning set forth in Exhibit A.


     ARTICLE 2.  BENEFITS UNDER THIS PLAN
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     2.1   Annual Retirement Contribution.  The Committee shall determine, in
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its sole discretion, at any time within two (2) months prior to the end of the
Plan Year but no later than two and-one-half (2-1/2) months following the close of the Plan Year, the amount of Annual Retirement Contribution the Company will make on behalf of each Participant, which amount shall be distributed or deemed distributed (as the case may be) as soon as practicable after the Committee's determination.

     A Participant hereunder shall be entitled to an Annual Retirement Contribution in a Plan Year only if the Participant was actively employed by the Company on the last day of such Plan Year, unless the Participant's termination
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of employment during the Plan Year occurred due to either the Participant's (i)
retirement on or after the attainment of age fifty-five (55), or (ii) disability (as defined under the Company's long-term disability plan).

     2.2   Amount of Annual Retirement Contribution.  The Committee shall have
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sole and absolute discretion to determine the amount of the Annual Retirement
Contribution; provided that the smallest Annual Retirement Contribution the
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Committee may determine on behalf of each Participant shall be that amount sufficient to provide the Participant with a benefit equal to three percent (3%) of the Participant's Compensation on an "after-tax" basis, taking into account the Participant's appropriate marginal tax bracket. The "after-tax" value of the Annual Retirement Contribution is hereinafter referred to as the "After-Tax Benefit".

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     2.3   Investment of After-Tax Benefit.  As a condition of being a
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Participant hereunder, each Participant agrees, understands and accepts that the
After-Tax Benefit will be used to fund an appropriate vehicle to provide retirement income and benefit to the Participant (such as an insurance policy), which such vehicle shall be chosen by the Committee. If the Committee chooses an insurance program as said appropriate vehicle, then in the Committee's sole discretion either: (i) the Participant shall apply the After-Tax Benefit to purchase and maintain an individual policy (with the Participant as the owner thereof), or (ii) the Committee shall, on behalf of the Participant, apply the After-Tax Benefit to purchase and maintain an individual account (with the Participant as the owner thereof) under a group policy.

     The Committee reserves the right not to make Annual Retirement Contributions on behalf of a Participant if it becomes aware or determines that prior Annual Retirement Contributions are not being applied in accordance with the terms and intent of this paragraph 2.3.


     ARTICLE 3.  FUNDING
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     3.1   Four Year Rule.  Notwithstanding anything to the contrary herein
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contained or implied, other than the provisions of Section 3.5 hereof, including
Section 2.1 hereof, the Company will make payment in respect of a Participant's Annual Retirement Contribution for a Plan Year only if the Participant has been credited with at least four (4) Years of Service by, and is employed by the Company at, the end of such Plan Year.

     3.2   Treatment of Participants with Less Than Four Years of Service.  If
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a Participant hereunder is credited with less than four (4) Years of Service by the end of the applicable Plan Year, the Participant will accrue the right to an Annual Retirement Contribution for that Plan year, based on (i) the Annual Retirement Contribution approved by the Committee for that Plan Year, and (ii) the Participant's Compensation for that Plan Year.

     In the Plan Year in which the Participant is first credited with four (4) Years of Service, the Company will, in the time-frame determined in accordance with Section 2.1 hereof, make an aggregate retirement contribution on behalf of the Participant equal to: (i) the amount of the Annual Retirement Contribution of such Plan Year, plus (ii) the Annual Retirement Contribution amounts the Participant had accrued in the prior three (3) Plan Years, as determined pursuant to the first sentence of this Section 3.2. The aggregate retirement contribution shall be treated as provided in Section 2.3 hereof.

     3.3   Forfeitures.  If a Participant hereunder terminates employment with
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the Company prior to being credited with four (4) years of Service, the
Participant shall forfeit the right to any benefit accrued hereunder.

     3.4   Modification.  By virtue of participating in this Plan, each
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Participant authorizes the Company to adjust the amounts of insurance for whatever reason, such as to account for changes in salary, modifications in benefit formulas, etc.

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     3.5   Change of Control.  Effective upon any Change of Control occurring
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after February 4, 1999 (as defined in Exhibit A to the Plan), a Participant will be fully vested in any benefit accrued under this Plan and will no longer forfeit any such accrued benefit upon a termination of employment. In addition, with respect to the Plan Year in which the Change of Control occurs, each Participant will receive an Annual Retirement Contribution for such Plan Year equal to that percentage of the Participant's Compensation for such Plan Year (annualizing the Participant's Compensation earned through the date upon which the Change of Control occurs) which is the same as the average percentage of Compensation contributed or accrued as the Annual Retirement Contribution for each Participant for each of the three immediately preceding Plan Years (or, if fewer, such number of Plan Years as the Participant has accrued an Annual Retirement Contribution under this Plan). Within 60 days after such Change of Control, the Company will contribute (a) the Annual Retirement Contribution for the Plan Year in which the Change of Control occurs as described herein, and (b) the Annual Retirement Contribution amounts any Participant had accrued in prior Plan Years as a Participant which had not yet been distributed to or on behalf of such Participant, to either (i) the investment vehicle to which the prior
Plan Year's distribution had been made under this Plan; or, at the election of the Participant, (ii) to any other account which the Committee and the Participant may choose, consistent with the goals of the Plan.


     ARTICLE 4.  EFFECT ON EMPLOYMENT RIGHTS.  This Plan shall not constitute an
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employment contract and nothing contained in this Plan shall confer upon the
Participant the right to be retained in the service of the Company nor limit the right of the Company to discharge or otherwise deal with the Participant without regard to the existence of this Plan.


     ARTICLE 5.  ADMINISTRATION.
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     5.1   Plan Administration.  The authority to control and manage the
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operation and administration of the Plan shall be placed in the Committee.  The
Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof.

     Subject to the limitations of this Plan, the Committee from time to time may establish rules for the administration and interpretation of the Plan and the transaction of its business. The determination of the Committee as to any disputed question shall be conclusive.

     The members of the Committee may authorize one or more of their number or any officer of the Company to execute or deliver any instrument, make any payment or perform any other act which the Plan authorizes or requires the Committee to do.

     The Committee may employ counsel and other agents and may procure such clerical, accounting, actuarial, consulting and other services as it may require in carrying out the provisions of the Plan.

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     5.2   Indemnification.  The Company shall indemnify and save harmless
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each member of the Committee against all expenses and liabilities arising out of membership on such Committee, excepting only expenses and liabilities arising from such member's own gross negligence or willful misconduct, as determined by the Board of Directors or outside counsel designated by the Board of Directors.


     ARTICLE 6.  AMENDMENT OR TERMINATION OF PLAN.  The Plan may be amended,
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suspended or terminated in whole or in part at any time and from time to time by the Committee. No such amendment, suspension or termination shall retroactively impair or otherwise adversely affect the rights of any Participant to benefits under this Plan that have been funded prior to the date of such amendment, suspension or termination.


     ARTICLE 7.  NONASSIGNMENT.  The right to benefits hereunder shall not be
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assignable, and the Participant shall not be entitled to have such payments commuted or made otherwise than in accordance with the provisions of the Plan.


     ARTICLE 8.  CONSTRUCTION.
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     8.1   Heading and Captions.  The headings and captions herein are provided
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for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

     8.2   Singular Includes Plural.  Except where otherwise clearly indicated
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by context, the singular shall include the plural, and vice-versa.


     ARTICLE 9.  RELEVANT LAW.  This Plan shall be construed and enforced in
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accordance with the laws of the Commonwealth of Massachusetts to the extent such laws are not preempted by federal law.

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                                                                       Exhibit A

                        Definition of Change of Control
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For the purposes of this Plan, a "Change of Control" shall mean:

          (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which satisfies the criteria set forth in clauses (i), (ii) and (iii) of subsection (c) of this definition; or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequently to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board (except that this proviso shall not apply to any individual whose initial assumption of office as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board); or

          (c) Consummation of a reorganization, merger or consolidation involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which as used in section
(c) of this definition shall include, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit

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plan (or related trust) of the Company or such corporation resulting from such
Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation and (iii) at least half of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

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